Exhibit 99.1


              Kerr-McGee to Present at Banc of America Securities
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                         2003 Energy & Power Conference
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     Oklahoma City,  Nov. 14, 2003 - Luke Corbett,  chairman and chief executive officer of Kerr-McGee Corp. (NYSE: KMG), will speak at the Banc of America Securities 2003 Energy & Power Conference in Lake Las Vegas, Nevada, at 8 a.m. PST Tues., Nov. 18. The live audio webcast and slides used in the presentation will be available on Kerr-McGee's website at www.kerr- mcgee.com. The webcast replay will be archived until Dec. 5 on Kerr-McGee's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media Contact:    Debbie Schramm
                  Direct: 405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561